SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 12, 2022 (April 7, 2022)
CENTENNIAL GROWTH EQUITIES, INC.
(Exact Name of Registrant as Specified in Charter)
COLORADO (State or other jurisdiction of in Centennial Growth Equities, Inc.)	000-56234 (Commission File Number)	90-0292940 (IRS Employer Identification No.)

2269 Merrimack Valley Avenue
Henderson, NV 89044
(Address of principal executive offices) (Zip code)
(702)-326-3615
Registrant's telephone number, including area code:
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
2269 Merrimack Valley Avenue
Henderson, NV 89044
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 07, 2022, Centennial Growth Equities, Inc. signed with “VITAL FE” Joint Stock Company (“VITAL”) an Exclusive Rights Agreement for a term of 15 years for the production and distribution of Thymus Nuclear Glycoprotein (“TNG”). VITAL holds the technology to manufacture TNG and the intellectual property for Phase III Clinical Trial on TNG, started in 1997 and completed in 1998 in Infectious Diseases Hospital, Sofia on 20 patients suffering from AIDS in the advanced stages of the disease. The results of the clinical trial show that TNG has a significant place in the treatment of HIV. Under the terms of the agreement Centennial Growth Equities, Inc. has agreed to pay VITAL $80,000 or issue the equivalent number of Preferred Centennial Growth Equities, Inc. stock at a 0.01$ cost basis per share to a party elected by VITAL and VITAL has elected for 8,000,000 shares of Preferred Centennial Growth Equities, Inc. stock to be issued in the name of Dimitar Slavchev Savov. Dimitar Savov is Managing Director and owner of 70% stake in VITAL.
On April 07, 2022, Centennial Growth Equities, Inc. signed with “MICAR 11” LTD. (“MICAR”) an Exclusive Rights Agreement for a term of 15 years for the production and distribution of two dietary supplements, namely Palmcarotilen and Fiziolong. Palmcarotilen is a dietary supplement in the form of soft gelatin capsules that improves and regulates the metabolism of the epithelial cells and protects them from degenerative alterations. It favorably affects embryonic development; the regulation of the growth and division of the cells; stimulates the growth of the bone tissue; favorably affects the function of the gonads; increases and maintains high level of the immune system. Fiziolong is a dietary food supplement in the form of hard gelatin capsules, which serves as general stimulant for those in a period of convalescence, as well as in situations of high mental and physical loads, and for the recovery in sports. Under the terms of the agreement Centennial Growth Equities, Inc. has agreed to pay MICAR $20,000 or issue the equivalent number of Preferred Centennial Growth Equities, Inc. stock at a 0.01$ cost basis per share to a party elected by MICAR and MICAR has elected for 2,000,000 shares of Preferred Centennial Growth Equities, Inc. stock to be issued in the name of Dimitar Slavchev Savov. MICAR is wholly owned by Dimitar Savov and he acts as its Managing Director.
Section 3 - Securities and Trading Markets
Item 3.03 - Material Modification to Rights of Security Holders.
On April 8, 2022, Centennial Growth Equities, Inc. filed a “CERTIFICATE OF DESIGNATION ESTABLISHING THE RIGHTS AND PREFERENCES OF PREFERRED STOCK” with the Secretary of State of Colorado, which modified the rights of owners of Preferred Stock. The holders of Preferred Stock shall be entitled to notice of any meeting of the Centennial Growth Equities, Inc.'s shareholders and to vote on any matter subject to a vote. Each outstanding share of the series of Preferred Stock of the Centennial Growth Equities, Inc. shall be entitled to one thousand (1000) votes on each matter submitted to a vote. Shares of Preferred Stock shall, with respect to dividend rights, rights on redemption and rights on liquidation, winding up and dissolution, rank pari passu with all classes of Common Stock.
Section 5 - Corporate Governance and Management
Item 5.06 - Change in Shell Company Status.
As of April 11, 2022 and due to the acquisition detailed in Item 2.01 of this current report and updated business scope, Centennial Growth Equities, Inc. is no longer designated as a shell company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CENTENNIAL GROWTH EQUITIES, INC.

Dated: April 12, 2022	By:	/s/ Dimitar Slavchev Savov
Dimitar Slavchev Savov
Chief Executive Officer, Director